Exhibit 10(u)



                 SAFECARD SERVICES, INCORPORATED
            1994 LONG TERM STOCK-BASED INCENTIVE PLAN
              NON-QUALIFIED STOCK OPTION AGREEMENT
            -----------------------------------------

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Option" or
"Agreement") dated as of (Date) by and between SAFECARD SERVICES, INCORPORATED, a Delaware corporation ("SafeCard") and (NAME), a key employee of SafeCard ("Optionee").

     WHEREAS, the Board of Directors adopted and the stockholders approved the SAFECARD SERVICES, INCORPORATED 1994 Long Term Stock-Based Incentive Plan (the "Plan") to promote the interests of SafeCard and its stockholders by providing incentives to its employees by encouraging them to devote their abilities and industry to the success of SafeCard's enterprise; and

     WHEREAS, the Committee appointed to administer the Plan by the Board of Directors (the "Committee") has determined to grant an option to the Optionee as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Grant of Option.
     ----------------

     SafeCard hereby irrevocably grants to Optionee the right and option to purchase all or any part of an aggregate of (no. of shares) shares (the "Option Shares") of SafeCard's common stock, $.01 par value per share ("Common Stock"), on the terms and conditions set forth in this Agreement.

2.   Incorporation of the Plan by Reference.
     ---------------------------------------

     The grant of this Option is subject to the terms and conditions of the Plan which is incorporated herein by reference, and the Optionee hereby acknowledges receipt of the Plan. All of the terms of this Agreement not inconsistent with the terms of the Plan shall apply. All capitalized terms used herein without definition shall have the definitions given to such terms in the Plan.

3.   Term and Time of Exercise of Option; Option Price.
     --------------------------------------------------

     (a) This Option shall have a term of ten years, commencing on (the "Grant Date"), and ending at the close of business on (the "Termination Date"), except to the extent such term may be reduced in accordance with Sections 7 and 8 hereof. Upon the Termination Date, or upon such earlier date as may be applicable pursuant to Sections 7 and 8, the Option shall terminate and become null and void.

     (b) Subject to Sections 7 and 8, sixty percent (60%) of the Option Shares (the "Time-Vested Option Shares") shall become exercisable in cumulative equal annual increments of twenty-five percent (25%) beginning on the first anniversary of the Grant Date. Thus, twenty-five percent (25%) of the Time-Vested Option Shares shall become exercisable one (1) year from the Grant Date; an additional twenty-five percent (25%) of the Time-Vested Option Shares shall become exercisable two (2) years from the Grant Date; an additional twenty-five percent (25%) of the Time-Vested Option Shares shall become exercisable three (3) years from the Grant Date and the remaining twenty-five percent (25%) of the Time-Vested Option Shares shall become exercisable four (4) years from the Grant Date.

     (c) Subject to Sections 7 and 8, forty percent (40%) of the Option Shares (the "Hurdle Option Shares") shall become exercisable based on the following conditions: _____ of the Hurdle Option Shares shall become exercisable when the per share price of the Common Stock has traded at or above $21.00 for twenty (20) consecutive trading days; an additional _____ of the Hurdle Option Shares shall become exercisable when the per share price of the Common Stock has traded at or above $24.00 for twenty (20) consecutive trading days; and an additional _____ of the Hurdle Option Shares shall become exercisable when the per share price of the Common Stock has traded at or above $27.00 for twenty (20) consecutive trading days; provided, however, that the Option may not be exercised, in whole or in part, prior to one (1) year from the Grant Date, and provided further, that the Option shall in all events fully vest nine (9) years from the Grant Date. A trading day shall mean a day on which the national securities exchanges in the United States are open for trading of securities. For purposes of this Section 3(c), each trading day on which SafeCard has acquired shares of the Common Stock in market transactions, whether pursuant to a stock repurchase program or otherwise, shall be excluded from the calculation of consecutive trading days.

     (d) This Option shall be exercisable at the purchase price equal to $_____ per share (the "Option Price").

4.   Exercise of Option.
     -------------------

     (a) Subject to the terms and conditions of this Agreement, this Option may be exercised in whole or in part by delivery of a written notice to SafeCard at its principal office, now located at 7596 Centurion Parkway, Jacksonville, Florida 32256, to the attention of the Corporate Secretary. Such notice shall state the election to exercise the Option and the number of Option Shares with respect to which it is being exercised, and shall be signed by the person or persons exercising the Option. If the person exercising the Option is not the Optionee, he or she shall also deliver with the notice appropriate proof of his or her right to exercise the Option. No fractional shares may be purchased. Full payment of the applicable Option Price shall accompany such notice. Payment of the Option Price shall be by check payable to the order of SafeCard, by shares of Common Stock subject to the Option or otherwise (valued as provided in Section 4(b)), or by a combination thereof; provided, however, that payment by shares of Common Stock shall be permitted only for so long as a public trading market in the Common Stock exists. For purposes of this Section 4(a), a public trading market in the Common Stock shall be deemed to exist if shares of the Common Stock are listed either on (i) the New York Stock Exchange or any other national securities exchange or (ii) the National Association of Securities Dealers ("NASD") Automated Quotation System.

     (b) If payment is made in shares of Common Stock, such shares shall be rounded to the lowest whole number of shares, and the balance of the Option Price shall be paid by certified check. The value of any shares of Common Stock tendered in payment of the Option Price shall be the mean of the high and low trading prices for such shares (as reported in The Wall Street Journal or other reputable publication) on the trading day preceding the date notice of exercise is given to SafeCard. All shares of Common Stock utilized for the payment of the Option Price shall be delivered by Optionee free and clear of all liens and encumbrances and in transferable form.

     (c) Where the Optionee is entitled to receive Option Shares pursuant to the exercise of this Option, SafeCard shall have the right to require the Optionee to pay to SafeCard the amount of any federal, state, local or other taxes which SafeCard is required to withhold with respect to such exercise, or, in lieu thereof, in accordance with Section 15.2 of the Plan, the Optionee may make a written election to have withheld a portion of the Option Shares then issuable with a value equal to the withholding taxes determined as set forth in Section 4(b) of this Agreement. SafeCard's method of satisfying its withholding obligations shall be solely in the discretion of SafeCard, subject to applicable federal, state, and local laws.

     (d) Upon receipt of notice of exercise and any necessary documentation and the payment of the Option Price, SafeCard shall take such action as may be necessary to effect the transfer to Optionee of certificates representing the Option Shares with respect to which the Option has been exercised. All shares so issued shall be fully paid and nonassessable. This Option will remain in full force and effect to the extent it has not been exercised or otherwise terminated.


     (e) Optionee shall not be deemed for any purpose to be the owner of any shares of the Common Stock unless and until (i) the Option shall have been exercised pursuant to the terms hereof, (ii) SafeCard shall have issued and delivered to the Optionee the shares of Common Stock with respect to which the Option was exercised and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of SafeCard. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

5.   Limitations on Exercise of Option.
     ----------------------------------

     (a) Notwithstanding any other provision of this Agreement, Option Shares shall not be issued, sold or delivered unless the exercise of the Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

     (b) As a condition to the receipt of the Option Shares upon exercise, SafeCard may require Optionee to make certain representations and warranties as set forth in Section 14.6 of the Plan.

6.   Option Not Transferable Except in Event of Death.
     -------------------------------------------------

     During Optionee's lifetime, this Option shall be exercisable only by Optionee or Optionee's guardian or legal representative, and neither this Option nor any right hereunder shall be transferable except by will or the laws of descent and distribution.

7.   Early Termination of Option Upon Termination of Employment.
     -----------------------------------------------------------

     (a) If Optionee's employment with SafeCard terminates prior to the Termination Date for a reason other than death, Optionee may, at any time within a period of thirty (30) days after the date Optionee's employment with SafeCard was terminated, exercise the Option to the extent (and only to the extent) the Option was exercisable on the date that Optionee's employment with SafeCard was terminated. Upon the expiration of such thirty (30) day period, the Option shall, to the extent not previously exercised or terminated, terminate and become null and void.

     (b) If Optionee's employment with SafeCard terminates prior to the Termination Date due solely to the death of Optionee, Optionee's legal representative may, at any time within a period of six (6) months after the date of Optionee's death, exercise the Option to the extent (and only to the extent) the Option was exercisable on the date of Optionee's death. Upon the expiration of the foregoing six-month period, the Option shall, to the extent not theretofore exercised or terminated, terminate and become null and void.

     (c) Notwithstanding anything contained in Sections 7(a) or 7(b), in no event may the Option be exercised after the Termination Date.

8.   Effect of Change in Control.
     ----------------------------

     Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control (as defined in the Plan), the Option, to the extent not previously exercised or terminated on the date of such Change in Control, shall become immediately and fully exercisable.

9.   Adjustment to Option Shares.
     ----------------------------

     Option Shares shall be subject to adjustment in the event of Change in Capitalization as set forth in Section 9 of the Plan, and such adjustment as determined by the Committee will be final, conclusive and binding on the Optionee.

10.  Option Agreement Does Not Grant Employment Rights.
     --------------------------------------------------

     Neither the granting of this Option, nor the exercise thereof, shall be construed as granting the Optionee any right with respect to continuance of employment by SafeCard.

11.  Miscellaneous.
     --------------

     (a) The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement, and shall not in any way restrict or modify the context and substance of any section or paragraph hereof.

     (b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     (c) This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal
Revenue Code of 1986, as amended.

     (d) The Optionee understands that the Option Shares have not been registered under the Securities Act of 1933 and must be held indefinitely unless they are subsequently registered under such Act or an exemption from such registration is available upon disposition. SafeCard may, but shall not be required to, register all or any part of the Option Shares. Optionee further acknowledges that if, in the opinion of counsel to SafeCard, such a legend is or may be required, certificates for shares issued pursuant to exercise of this Option shall bear on their face the following legend:

          The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, unless in the opinion of counsel to SafeCard such registration is not required.

Optionee further acknowledges that prior to registration as provided above such a legend is required.

     (e) This Agreement shall inure to the benefit of and be binding upon SafeCard's successors and assigns. All obligations imposed upon Optionee and all rights granted to Optionee under this Agreement shall be binding upon Optionee's heirs, executors, administrators, and successors.

     (f) This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     (g) Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     (h) Notices. Any notice hereunder to SafeCard shall be addressed to it as follows:

                    SafeCard Services, Inc.
                    7596 Centurion Parkway
                    Jacksonville, FL  32256
                    Attention: Corporate Secretary

and any notice hereunder to the Optionee shall be addressed as follows:

                          [address]

subject to the right of either party to designate by written notice to the other at any time hereafter some other address for this purpose.

          (i) The Committee shall administer and have the full authority of SafeCard with respect to the Plan and this Option.

          (j) Any dispute or disagreement which may arise under, or as a result of, or it any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive of the Optionee and SafeCard for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Option as of the day and year first above written.

                         SAFECARD SERVICES, INCORPORATED



                         By __________________________
                              Paul G. Kahn
                              Chief Executive Officer



                         By __________________________
                              Optionee